UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2012

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on November 9, 2012. Three matters were submitted to a vote of the stockholders at the Special Meeting. The proposals below are described in detail in the Company’s definitive proxy statement dated October 9, 2012. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The stockholders approved all three proposals, as follows: (i) the issuance of 95.0 million shares of common stock of the Company in connection with the proposed merger of Badlands Power Fuels, LLC (formerly Badlands Energy, LLC) (“Power Fuels”), with an into a wholly-owned subsdiary of the Company; (ii) a reverse stock split of the Company’s common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by the Company’s Board of Directors in its sole discretion at any time prior to December 31, 2013, and if and when the reverse stock split is effected, to resuce the number of authorized shares of the Company’s common stock by the reverse split ratio determined by the Board of Directors; and (iii) the adjournment or postponement of the Special Meeting for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve either of the foregoing proposals. Each of items (i) and (iii) brought before the stockholders at the Special Meeting requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Special Meeting and item (ii) requires the affirmative “FOR” vote of a majority of the shares outstanding on the record date for the Special Meeting.

The results of the vote were as follows:

Proposal 1

To approve the issuance of 95.0 million shares of the Company’s common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of September 3, 2012, by and among the Company, Rough Rider Acquisition, LLC, Power Fuels and the sole member of Power Fuels (the “Stock Issuance Proposal”).

For	Against	Abstain	Broker Non-Votes
87,913,783	1,086,090	1,124,845	48,052,464

Proposal 2

To (i) approve a reverse stock split of our common stock at a reverse split ratio within the range of 1-for-2 to 1-for-10, as and when determined by the Company’s Board of Directors in its sole discretion any time prior to December 31, 2013, and (ii) if and when the reverse stock split is effected, to reduce the number of authorized shares of our common stock by the reverse split ratio determined by the Board of Directors (the “Reverse Stock Split”).

For	Against	Abstain	Broker Non-Votes
86,439,300	3,496,080	189,338	48,052,464

Proposal 3

To approve the adjournment or postponement of the special meeting of Heckmann stockholders for a period of not more than 30 days, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting of Heckmann stockholders to approve the Stock Issuance Proposal or the Reverse Stock Split.

For	Against	Abstain
131,007,697	6,330,666	838,819

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: November 9, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer